Exhibit 99.1

UNITED STATES LIME & MINERALS, INC. — NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact: Timothy W. Byrne
(972) 991-8400

UNITED STATES LIME & MINERALS REPORTS THIRD QUARTER 2024

RESULTS AND DECLARES REGULAR QUARTERLY CASH DIVIDEND

Dallas, Texas, October 30, 2024 - United States Lime & Minerals, Inc. (NASDAQ: USLM) today reported third quarter 2024 results: The Company’s revenues in the third quarter 2024 were $89.4 million, compared to $74.9 million in the third quarter 2023, an increase of $14.5 million, or 19.4%. Lime and limestone revenues were $89.2 million in the third quarter 2024, compared to $74.6 million in the third quarter 2023, an increase of $14.6 million, or 19.6%. The increase in revenues in the third quarter 2024, compared to the third quarter 2023, resulted from an increase in average selling prices for the Company’s lime and limestone products and increased sales volumes, principally to the Company’s construction and roof shingle customers.

For the first nine months 2024, the Company’s revenues were $237.7 million, compared to $215.6 million in the first nine months 2023, an increase of $22.0 million, or 10.2%. For the first nine months 2024, lime and limestone revenues were $236.9 million, compared to $214.8 million in the first nine months 2023, an increase of $22.1 million, or 10.3%. The increase in revenues in the first nine months 2024, compared to the first nine months 2023, resulted from an increase in average selling prices for the Company’s lime and limestone products, partially offset by decreased sales volumes resulting principally from decreased demand from the Company’s construction customers, offset in part by increased demand from its industrial and roof shingle customers.

The Company’s gross profit was $43.1 million in the third quarter 2024, compared to $28.2 million in the third quarter 2023, an increase of $15.0 million, or 53.1%. The Company’s gross profit was $108.5 million in the first nine months 2024, compared to $79.3 million in the first nine months 2023, an increase of $29.3 million, or 36.9%. The Company’s lime and limestone gross profit was $43.2 million in the third quarter 2024, compared to $28.2 million in the third quarter 2023, an increase of $15.0 million, or 53.3%. The Company’s lime and limestone gross profit in the first nine months 2024 was $108.7 million, compared to $79.3 million in the first nine months 2023, an increase of $29.4 million, or 37.0%. The increases in gross profit in the third quarter and first nine months 2024, compared to the comparable 2023 periods, resulted primarily from the increases in revenues discussed above and decreases in operating expenses, somewhat attributed to lower natural gas prices and optimizing fuel blends on the Company’s kilns.

Selling, general and administrative (“SG&A”) expenses were $5.0 million in the third quarter 2024, compared to $4.4 million in the third quarter 2023, an increase of $0.6 million, or 14.3%. SG&A expenses were $14.7 million in the first nine months 2024, compared to $12.8 million in the first nine months 2023, an increase of $1.9 million, or 14.7%. The increases in SG&A expenses in the 2024 periods, compared to the comparable 2023 periods, were primarily due to increased personnel expenses, including stock-based compensation.

Other (income) expense, net was $3.1 million and $8.4 million in the third quarter and first nine months 2024, compared to $2.2 million and $5.5 million in the third quarter and first nine months 2023, reflecting increases of $0.9 million and $2.9 million, respectively. The increases in other (income) expense, net in the third quarter and first nine months 2024, compared to the comparable 2023 periods, were primarily due to interest earned on higher average balances of cash and cash equivalents.

The Company reported net income of $33.4 million ($1.16 per share diluted) and $81.8 million ($2.85 per share diluted) in the third quarter and first nine months 2024, compared to $20.7 million ($0.73 per share diluted) and $57.5 million ($2.02 per share diluted) in the third quarter and first nine months 2023, reflecting increases of $12.6 million, or 60.9%, and $24.3 million, or 42.2%, respectively.

“While our overall construction demand is down for the year-to-date, we did see improved demand from our construction customers in the third quarter 2024 as weather conditions in the South-Central United States returned to a more normal pattern compared to the heavier than usual rainfalls that we experienced in the first half 2024,” said Timothy W. Byrne, President and Chief Executive Officer.

Stock Split

On July 12, 2024, the Company effected a 5-for-1 split of its common stock in the form of a stock dividend of four additional shares of common stock for each share outstanding to shareholders of record at the close of business on June 21, 2024. All share and per share information throughout this News Release has been retroactively adjusted to reflect the stock split.

Dividend

The Company announced today that the Board of Directors has declared a regular quarterly cash dividend of $0.05 per share on the Company’s common stock. This dividend is payable on December 13, 2024 to shareholders of record at the close of business on November 22, 2024.

* * *

United States Lime & Minerals, Inc., a NASDAQ-listed public company with headquarters in Dallas, Texas, is a manufacturer of lime and limestone products, supplying primarily the construction (including highway, road and building contractors), industrial (including paper and glass manufacturers), metals (including steel producers), environmental (including municipal sanitation and water treatment facilities and flue gas treatment processes), roof shingle manufacturers, oil and gas services, and agriculture (including poultry producers) industries. The Company operates lime and limestone plants and distribution facilities in Arkansas, Colorado, Louisiana, Missouri, Oklahoma, and Texas through its wholly owned subsidiaries, Arkansas Lime Company, ART Quarry TRS LLC (DBA Carthage Crushed Limestone), Colorado Lime Company, Mill Creek Dolomite, LLC, Texas Lime Company, U.S. Lime Company, U.S. Lime Company-Shreveport, U.S. Lime Company-St. Clair, and U.S. Lime Company-Transportation. In addition, the Company, through its wholly owned subsidiary, U.S. Lime Company-O & G, LLC, has royalty and non-operated working interests in natural gas wells located in Johnson County, Texas, in the Barnett Shale Formation.

Any statements contained in this News Release, including, but not limited to, statements relating to changes in demand and costs, that are not statements of historical fact are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to publicly update or revise any forward-looking statements, and investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from expectations, including without limitation those risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

(Tables Follow)

United States Lime & Minerals, Inc.

CONDENSED CONSOLIDATED FINANCIAL DATA

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
INCOME STATEMENTS

Revenues	$89,427	$74,878	$237,659	$215,638
Cost of revenues	46,314	46,723	129,117	136,360
Gross profit	$43,113	$28,155	$108,542	$79,278

Selling, general and administrative expenses	4,976	4,355	14,706	12,826
Operating profit	$38,137	$23,800	$93,836	$66,452

Other (income) expense, net	(3,061)	(2,197)	(8,387)	(5,529)
Income tax expense	7,845	5,264	20,374	14,432
Net income	$33,353	$20,733	$81,849	$57,549

Income per share of common stock:
Basic	$1.17	$0.73	$2.86	$2.02
Diluted	$1.16	$0.73	$2.85	$2.02
Weighted-average shares outstanding:
Basic	28,594	28,480	28,574	28,455
Diluted	28,727	28,560	28,683	28,525
Cash dividends per share of common stock	$0.05	$0.04	$0.15	$0.12

			September 30,	December 31,
			2024	2023
BALANCE SHEETS
Assets:
Current assets			$338,459	$254,969
Property, plant and equipment, net			177,790	179,795
Other non-current assets			5,510	5,838
Total assets			$521,759	$440,602
Liabilities and Stockholders’ Equity:
Current liabilities			$18,698	$17,491
Deferred tax liabilities, net			23,834	24,659
Other long-term liabilities			5,013	5,348
Stockholders’ equity			474,214	393,104
Total liabilities and stockholders’ equity			$521,759	$440,602

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